Exhibit 10.22

EMPLOYMENT AGREEMENT

between

PEAK INTERNATIONAL LIMITED

and

JERRY ANG HERRERA

Employment Agreement – Jerry Ang Herrera

September 20, 2007

THIS AGREEMENT is made this 20th day of September, 2007 between PEAK INTERNATIONAL LIMITED, a company incorporated in Bermuda, with its principal office at Unit E & F, 19/F, CDW Building, 388 Castle Peak Road, Tsuen Wan, N.T., Hong Kong (the “Company”); and Jerry Ang Herrera, residing at 20 Floor, Flat B, Block 6, Hanford Garden, Sam Shing LRT terminus, Tuen Mun, N.T., Hong Kong (the “Employee”).

The parties agree as follows:

1.	EMPLOYMENT

1.1.	The Employee shall be employed by the Company as Vice President of Engineering / Quality.

2.	PAYMENT UPON TERMINATION OF EMPLOYMENT

2.1.	The term (“Term”) of this Agreement shall commence on November 1, 2007 and this Agreement shall remain in effect its termination in accordance with its terms. Without any cause, both parties have the right to terminate this employment contract by giving 3 months’ written notice or payment of 3 months’ basic salary (the lump sum payment in clause 2.8) in lieu thereof.

2.2.	The Employee shall be paid the monthly basic salary USD19,718.

2.3.	Free accommodation in Shenzhen, PRC to be provided to the employee by the company.

2.4.	The Company shall issue to the Employee stock options in respect of 90,000 ordinary shares in the Company under the Company’s stock option plan subject to board of directors’ approval.

2.5.	The Employee shall be entitled to fly business class on all air flights over five hours in length for travel on Company business during his employment with the Company (“Employment”).

2.6.	The Employee shall be responsible for and shall pay all income, sales, real estate, value added and other taxes and duties which are payable by the Employee, without any form of assistance or contribution from the Company.

2.7.	The Employee shall be based in Shenzhen and shall be entitled to participate in all Company benefit plans in effect in Peak during the term of his employment with the Company or any subsidiary of the Company.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

2.8.	Subject to clauses 2.9 and 4, the Employee shall be entitled to a lump-sum payment in an amount equal to the greater of (a) US$59,154 or (b) 3 months’ basic salary at the rate in effect at the time of termination of the Employment, and any accrued but unused vacation pay (the “Termination Payment”) within 15 days of receipt by the Company of the General Release in the form attached hereto as Appendix I and signed by the Employee; and all of the Employee’s stock options in the Company which would otherwise vest in the Employee within 18 months of the date of termination of the Employment shall immediately vest in full in the Employee upon receipt of the General Release by the Company and be fully exercisable for a period of one year from the date of termination of the Employment.

2.9.	The Termination Payment shall be the full and final settlement of any rights, payments or benefits to which the Employee is entitled under this Agreement and any other agreement or arrangement pursuant to which he is employed by the Company or any of its subsidiaries or affiliates other than:

2.9.1.	benefits pursuant to any life, disability, health, or other insurance policy or benefit plan provided by the Company to which the Employee was a beneficiary on the date of termination of the Employment; and

2.9.2.	stock options issued to the Employee pursuant to any stock option plan of the Company; and

2.10.	The Employee shall not be entitled to the Termination Payment when the Employment is terminated in any of the following circumstances (the Employee being entitled, in such circumstances, only to payment for accrued and unused vacation, any payments to which he/she is otherwise entitled pursuant to life, disability, health or other insurance plan, and to exercise any stock option to the extent otherwise vested and exercisable under the terms of such plan and stock option agreements):

2.10.1.	the conviction of the Employee of a felony involving dishonesty;

2.10.2.	termination of the Employment by the Company for Good Cause. “Good Cause” shall mean (i) the Employee’s conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) action by the Employee involving personal dishonesty (including without limitation any failure to declare or pay income taxes in any jurisdiction in which the Employee shall be obligated to report income taxes and/or to pay such taxes), theft or fraud in connection with the Employee’s duties as an officer of the Company, or (iii) a breach of any one or more material terms of this Agreement (including but not limited to the confidentiality and non-solicitation provisions contained herein.)

Employment Agreement – Jerry Ang Herrera

September 20, 2007

2.10.3.	any material breach by the Employee of the terms (other than material terms) of this Agreement that the Employee has failed to cure within 10 days of receipt of written notice of such breach from the Company;

2.10.4.	the death of the Employee;

2.10.5.	the inability of the Employee due to ill health or physical or mental condition to perform his / her duties and responsibilities in the ordinary and usual manner required of a person in the Employee’s position for 90 days in any six -month period;

2.10.6.	the resignation by the Employee, except if such resignation is the result of a reduction by the Company of the Employee’s basic salary to less than US$236,616 per year.

3.	CHANGE IN CONTROL

3.1.	“Change in Control” of the Company means any transaction or series of transactions in which any of the following occurs:

3.1.1.	the acquisition by any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities,

3.1.2.	the consummation of a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

3.1.3.	the consummation of a complete liquidation of the Company or of the sale or disposition by the Company of all or substantially all of the Company’s assets.

3.2.	In the event the Employment with the Company is terminated in anticipation of or within two years following a Change of Control (i) by the Company without Good Cause or (ii) by the Employee with, in the sole opinion of the Company, a good reason, then, in addition to the payments in Clause 2.7, all of the Employee’s stock options shall immediately vest in full in the Employee and be fully exercisable for a period of one year from the date of the termination of the Employment.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

4.	LIMITATION ON PAYMENTS

4.1.	In the event that the payments to the Employee under this Agreement (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this, Clause 4, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar or successor provision, then the payments shall be reduced to such lesser amount that would result in no portion of the payments being subject to excise tax under Section 4999 of the Internal Revenue Code. Any determination required under this Clause 4 shall be made by the Company’s independent accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Clause 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Clause 4.

5.	CONFIDENTIALITY

5.1.	The Employee understands that by virtue of the Employment, the Employee has been and will be exposed to confidential information, including all ideas, information and materials, tangible or intangible, relating to the business of the Company and its subsidiaries, their personnel (including their officers, directors, shareholders, trustees, agents, employees and contractors), their customers, clients, vendors, suppliers, distributors, consultants, or others with whom the Company or its subsidiaries does business (“Confidential Information”).

5.2.	The Employee agrees not to disclose any Confidential Information during the Employment and for a period of 12 months after the termination of the Employment and thereafter not to disclose the same unless the proposed recipient of the Confidential Information has entered into an undertaking with the Company to keep the Confidential Information confidential on terms no less exacting than those set out herein; and provided always that the Employee shall not be obliged to keep confidential any Confidential Information required to be disclosed as a matter of law or to the extent that it becomes generally known to the public other than as a result of any breach by the Employee of the terms herein.

5.3.	The Employee covenants and undertakes that after the termination of the Employment, the Employee:

5.3.1.	shall not for a period of 12 months after the termination of the Employment use any Confidential Information for any purpose;

Employment Agreement – Jerry Ang Herrera

September 20, 2007

5.3.2.	shall not destroy, retain or take with the Employee any Confidential Information in a tangible form, which includes ideas, information or materials in written or graphic form, on a computer disc or other medium, or otherwise stored in or available through electronic or other form (“Tangible Form”); and

5.3.3.	shall immediately deliver to the Company any Confidential Information in a Tangible Form that the Employee may then or thereafter hold or control, as well as all other property, equipment, documents or things that the Employee was issued or otherwise received or obtained during the Employment.

6.	RESTRICTIVE COVENANTS

6.1.	The Employee covenants and undertakes that for a period of 12 months following the termination of the Employment for any reason, the Employee shall not:

6.1.1.	directly or indirectly induce any person who is an employee of the Company (or any of its subsidiaries) to terminate his or her employment with the Company (or any of its subsidiaries), whether or not such termination constitutes a breach of that person’s employment contract;

6.1.2.	directly or indirectly solicit the custom or business of any person who, as at the date of termination of the Employment, is (or, within the preceding period of 12 months, was) a client or customer of the Company or its subsidiaries, with the intention or for the purpose of supplying (or procuring the supply of) precision engineered packing materials; or

6.1.3.	directly or indirectly and whether on his / her own account or on account of any future employer, partner or associate, compete with the Company or otherwise engage in or provide services related to the precision engineered semiconductor packing business (including, without limitation, the business of collecting and recycling semiconductor packing material) in the Hong Kong Special Administrative Region of the People’s Republic of China, Singapore, Malaysia or the United States of America.

7.	RELEASE

7.1.	In consideration of, and as an express condition precedent to, the Company’s obligation to make the Termination Payment, the Employee shall sign and deliver to the Company a General Release in the form attached hereto as Appendix 1.

7.2.	The Company shall not be obliged to make the Termination Payment in the event that the General Release is not signed and delivered to the Company following termination of the Employment. If the Employee shall fail to sign and to deliver the General Release to the Company within 15 days of receipt of notice from the Company requesting it, then, in such event, the Company shall be released of its duties and obligations under this Agreement and the Employee shall waive or cause to be waived any claims that the Employee may have under this Agreement.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

8.	ASSIGNMENT

8.1	The rights and obligations under this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

9.	NOTICES

9.1.	All notices and other communications provided for hereunder must be in writing and must be sent by courier to the party’s address indicated above or to such other address as may be designated by a party by notice.

9.2.	Notices hereunder shall be effective when delivered.

10.	MISCELLANEOUS

10.1.	This Agreement shall supersede any and all prior written or oral agreements and discussions between the Employee and the Company regarding the subject matter hereof and this Agreement contains the entire understanding of the parties in respect of the subject matter hereof.

10.2.	If any of the restrictions contained in this Agreement shall be void or unenforceable, then the remainder of this Agreement shall be enforced to the fullest extent permitted by law.

10.3.	This Agreement is made in and shall be governed by and construed in accordance with the laws of the state of California.

11.	DISPUTES

11.1.	Any dispute hereunder shall be settled by binding arbitration in Alameda County, CA in the English language before a single arbitrator pursuant to the rules of the American Arbitration Association. Each party shall bear its own legal fees and costs. The cost of arbitration shall be paid by the Company.

12.	CODE OF ETHICS

12.1.	The Code of Ethics of the Company is attached hereto as Appendix II. The Employee agrees to abide by the Code of Ethics, as presently in force and as amended from time to time hereafter, during his employment with the Company.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

13.	SURVIVAL

13.1.	Clauses 2.1, 2.7, 2.8, 2.9, 3.2, 4, 5, 6, 7, 8, 9, 10, 11 and 13 shall survive the termination of this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement the day and year first above written.

/s/ Jerry Ang Herrera
Jerry Ang Herrera

/s/ Dean Personne
By Dean Personne, President/CEO
duly authorized for and on behalf of
PEAK INTERNATIONAL LIMITED

Employment Agreement – Jerry Ang Herrera

September 20, 2007

APPENDIX I

GENERAL RELEASE

[Insert Date]

I, Jerry Ang Herrera, hereby release Peak International Limited (the “Company”) of certain duties and obligations and waive any rights or remedies that I may have against the Company as provided in this letter. This letter is delivered pursuant to the Employment Agreement entered into between the Company and me dated 20th September , 2007 (the “Employment Agreement”).

In consideration of the promises and mutual covenants contained in the Employment Agreement, and for good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, I hereby:

1.	release and discharge the Company and its subsidiaries, and each of their respective past and present officers, directors, shareholders, managers, employees and agents, and their respective successors and assigns (collectively the “Released Parties”), from any and all claims or demands, that I may have, whether past, present or future, against the Released Parties, statutory or otherwise, to the fullest extent permissible by law; and

2.	waive the obligations, duties and liabilities that the Company may have, whether past, present or future, statutory or otherwise, to the fullest extent permissible by law; arising out of or relating in any way to my employment with or termination of my employment with the Company.

This letter shall be governed by, subject to and construed and enforced pursuant to the terms and conditions of the Employment Agreement.

Jerry Ang Herrera

Employment Agreement – Jerry Ang Herrera

September 20, 2007

APPENDIX II

CODE OF ETHICS

Dear Colleague:

Peak International Limited is committed to serving the best interests of all our varied constituencies: we strive to increase shareholder value, to provide customers with quality products, to offer opportunities to all Peak employees, and to meet our public responsibilities as a member of the global business community.

Since the preservation of our reputation is fundamental to the continued well being of our business, each employee has a personal responsibility to make sure that his or her conduct is true to that objective. Proper conduct includes strict compliance with the spirit and the letter of the laws and regulations that apply to our business. But it means more than that. It also means that we are honest and ethical in all of our business practices.

We set forth in the succeeding pages the Peak International Limited Code of Ethics, approved by the Board of Directors. The Code often exceeds the requirements of the law. The Code does not necessarily provide answers to all questions that might arise; for that we must ultimately rely on each person’s judgment as to when it is proper to seek guidance from senior officers of Peak.

Read the Code carefully and make sure you understand it and the consequences of non-compliance. I expect all employees to comply with this Code. If you have any questions about it or its application to events related to the company, with any member of the board of directors of the company. Section 2 of the Code lists procedures for making anonymous reports.

Our ability to meet the challenges of the future will depend in large measure on our understanding and support of the Code’s purposes and spirit. We are committed to providing the most competitive products and finest service to our customers. Adherence to the policies set forth in the Code will help us to achieve this goal.

Dean Personne

President/Chief Executive Officer

Employment Agreement – Jerry Ang Herrera

September 20, 2007

1.	Responsibility To Our People

1.1.	We are all responsible for upholding the values, principles and standards we share as members of the Peak International Limited staff. We must:

1.2.	Commit ourselves to creating an environment that encourages and fosters open communication.

1.3.	Respect the privacy and dignity of all individuals.

1.4.	Maintain the highest standard of business conduct and ethics when using electronic resources, such as the computer, phone and fax.

1.5.	Report family and personal relationships that may result in a conflict of interest.

1.6.	Dedicate ourselves to maintaining a healthy, safe and secure workplace.

1.7.	Except as authorized herein on a de minimus basis, not accept personal gratuities or give any customer or supplier the impression that we would do so. Business meals or events where the supplier attends the meal or event may be accepted if the value of the meal or event does not exceed $100 in any one case or $1000 in the aggregate in any single calendar year. If a gratuity is offered that exceeds the guidelines, then the Peak employee will politely refuse, explaining that it is against company policy to accept the gratuity.

1.8.	Follow all company policies governing day-to-day performance of our jobs, including the standards set forth in this Code of Ethics.

1.9.	Not engage in improper or illegal behavior even if directed to do so by someone in higher authority. No one, regardless of position, has the authority to direct any of us to commit a wrongful act.

2.	Open Communication

2.1.	The company is committed to providing an environment that encourages and fosters open communication. This means that we encourage and provide the means for all company employees to express their ideas, opinions, attitudes and concerns without fear of reprisal.

2.2.	Any employee or other person may report, without fear of reprisal, any actual or suspected wrong-doing of any nature whatsoever related to the company or its business or customers, including matters related to accounting issues, internal controls, or auditing issues, or in the discretion of the reporting employee, to Dean Personne, the company’s President and CEO, or to John Supan, Chief Financial Officer. In addition, any employee may report any matter to the Chairman of the Audit Committee of the Board of Directors, Christine Russell. Contact information is set forth below.

2.2.1.	Any employee or other person may send a report anonymously if he or she so chooses. Each report will be reviewed and acted upon, whether or not the writer identifies himself or herself. While any method selected by the individual may be used, we encourage the following methods:

2.2.1.1.	Mail. Send the report by mail to any one or more of the following people addressed to the individuals at Unit E & F, 19/F, CDW Building, 388 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

2.2.1.1.1.	Christine Russell, Chairman of the Audit Committee, Peak International Limited (email: christine.russell@viragelogic.com)

2.2.1.1.2.	Dean Personne, President and Chief Executive Officer, Peak International Limited (email: dean_personne@peak.com.hk)

2.2.1.1.3.	John Supan, Chief Financial Officer (email: john_supan@peak.com.hk)

2.2.1.2.	Fax. Send the report by FAX to any one or more of the foregoing people addressed to the individuals at (852) 2417 0503.

2.2.1.3.	Email. Send the report by email to any two of the above listed people at their indicated email address. It is more difficult to send a report anonymously by email since the sender leaves an electronic trail. Thus, this method should not be used if the sender wishes to remain anonymous.

3.	Employee Privacy

3.1.	We respect the privacy and dignity of all individuals. We limit access to personal information to authorized personnel who need it for business or legal purposes, and we will comply with all applicable laws regarding disclosure of personal information.

3.2.	The company does not routinely monitor personal communications and computer use of its employees, nor search their work spaces. You should not, however, expect that these communications and work spaces will be private and the company may elect to monitor such communications and/or search work spaces. There may be times when appropriate company personnel may access employee work spaces and monitor electronic and other communications for the safety or protection of other people, company property or other reasons. Employees are not permitted to access the electronic communications of other employees or third parties unless directed to do so by the president or a vice president of the company.

3.3.	The Company uses various forms of electronic communications including, but not limited to computers, e-mail, telephones, voicemail, fax machines, and software. All electronic communications, including all software and hardware, are the sole property of the company and are to be used only for company business.

3.4.	Electronic communication/media may not be used in any manner that would be discriminatory, harassing or obscene, or for any other purpose which is illegal, against company policy or not in the best interest of the company.

3.5.	Employees who misuse electronic communications and engage in defamation, copyright or trademark infringement, misappropriation of trade secrets, discrimination, harassment or related actions will be subject to immediate termination.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

3.6.	Employees may not install personal software in company computer systems. All electronic information created by any employee using any means of electronic communication is the property of the company. Personal passwords may be used for purposes of security, but the use of a personal password does not affect the company’s ownership of the electronic information. The company may override a personal password if, in the judgment of the company, it becomes necessary to do so.

3.7.	Any information about the company, its products or services, or other types of information that will appear in the electronic media about the company must be approved by a vice president or president before the information is Responsibility To Our Organization placed on an electronic information source.

4.	Responsibility To Our Organization

4.1.	Prohibition on Advances and Loans

4.1.1.	The company may not advance or lend money to officers or directors of the company. Section 402 of the Sarbanes-Oxley Act of 2002 prohibits public companies from making or arranging personal loans to their executive officers or directors. Furthermore, any loan or advance of money is subject to Section 96 of the Bermuda Companies Act.

4.2.	Company Time

4.2.1.	Company time includes all of the time during the period when we are assigned to work. We will make the best use of our time, and that of our colleagues, while meeting our obligations to our customers and owners. We will be on the job when scheduled and conform to the company’s rules governing our day-to-day performance. We also must truthfully and accurately report our work hours.

4.2.2.	Company employees who work full time for the company may not seek or accept other employment without the express written consent of a vice president, the chief executive officer, or the board of directors.

4.3.	Company Property

4.3.1.	Company employees must protect all tangible and intangible company property, including equipment and vehicles, tools, supplies, keys, records and reports, computer software and data, including e-mail and voice mail, company proprietary information, intellectual property, and all services that the company provides. That means:

4.3.2.	Without specific authorization, no employees may take, loan, donate, sell, receive, intentionally damage, sabotage, destroy, or otherwise dispose of any type of company property, regardless of condition or value, or use such property for non-company purposes;

4.3.3.	Company employees must take measures to ensure against theft, damage, sabotage and misuse of company property and must report any actual or suspected theft or misuse of company property to management, who in turn must report such event to a vice president of the company.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

4.4.	Company Funds

4.4.1.	All employees must properly use and protect company cash and its equivalents, including currency, checks, money orders, postage, charge cards, bills, vouchers, benefits enrollment forms and reimbursement claims. This means making sure that all claims, vouchers, bills, estimates and invoices are accurate and proper.

4.4.2.	When and if employees use company charge cards, such as credit cards, gasoline cards and calling cards, they will do so for company business only. When approving or certifying any voucher or bill, employees will have reasonable knowledge that the expense and amounts involved are appropriate and proper.

4.5.	Company Reports

4.5.1.	Employees must ensure that all company reports, including all time sheets, vouchers, bills, payroll and service records, measurement and performance records, and other essential data, whether computerized or on paper, are accurate and proper.

4.5.2.	Employees must follow all laws, regulations and company procedures for carrying out and reporting business transactions. Employees must also obtain appropriate authorizations and comply with all internal and external accounting controls.

4.5.3.	Employees may never create a false or misleading report or record involving vouchers, financial information, measurement data, work time reporting, benefits enrollment forms or reimbursement claims, or other records pertaining to company funds or property.

4.5.4.	Employees must not create or submit false or misleading reports of operating statistics and measurements (sales or any other reports); nor suppress, alter or destroy operating data and reports

4.5.5.	Employees must not willfully destroy or alter any corporate accounts, records or other official company documents without proper authorization. Employees must not willfully make false entries or conversely, willfully fail to make correct entries

4.5.6.	Employees will advise all customers and suppliers of any clerical or accounting errors, as they become known, and effect prompt correction of errors through credits, refunds or other mutually acceptable means.

5.	Use of Property Owned by Directors, Officers and Employees

Directors, officers, and other employees may not charge the company for the use of assets they own or rent except as specifically authorized by written policies and procedures, such as reimbursement for personal use of one’s automobile.

6.	Conflicts Of Interest—Outside Employment And Other Activities

6.1.	A conflict of interest may arise if you engage in any activities or advance your personal interests at the expense of the company’s interests. It is your responsibility to avoid situations in which your loyalty may become divided. Each individual’s situation is different, and, in evaluating your own, you will have to consider many factors.

6.2.	The rules applicable to the most common conflict of interest situations are provided below. Whenever you have doubts about a possible conflict, you should review the company policy stated in this Manual. You should also candidly discuss the matter with the CEO or the company’s General Counsel. Each situation will be evaluated on a case-by-case basis.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

7.	Assisting a Competitor

7.1.	An obvious conflict of interest is assisting an organization that markets products in competition with the company’s current or proposed product offerings. Without company consent you may not: (a) work for such an organization as an employee, consultant or member of its board of directors; or (b) have any ownership interest in any enterprise which competes with any business of the company, except as a holder of less than 1 % of publicly traded stock in a company. Such activities are prohibited because they divide your loyalty between the company and the other organization.

8.	Competing Against the Company

8.1.	You may not market products in competition with the company’s current or proposed product offerings.

8.2.	It is your responsibility to consult with the CEO or the General Counsel of the company if you are uncertain whether your planned activity will compete with any of the company’s actual or proposed product lines. You should obtain the written approval of the CEO or the General Counsel of the company before pursuing the activity.

9.	Supplying the Company

You may not work for or represent a supplier or vendor to the company, or be a member of a supplier’s or vendor’s board of directors while you work for the company. In addition, you may not accept money or benefits of any kind for any advice or services you may provide to a supplier in connection with its business with the company.

10.	Someone Close to You Working in the Industry

10.1.	You may find yourself in a situation where your spouse, another member of your immediate family, or someone else you are close to is a competitor or supplier of the company or is employed by one. Such situations call for particular attention to security, confidentiality and conflicts of interest. The closeness of the relationship might lead you to inadvertently compromise the company’s interests.

10.2.	There are several factors to consider in assessing such a situation. Among them: the relationship between Peak and the other company; the nature of your responsibilities as a Peak employee and those of the person close to you; and the access each of you has to your respective employer’s confidential information.

10.3.	You should also be aware that the situation, however harmless it may appear to you, could arouse suspicions among your co-workers that might affect your working relationships. The very appearance of a conflict of interest can create problems, regardless of the behavior of the employee involved.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

10.4.	To remove any such doubts or suspicions, you should review your specific situation with the CEO or the General Counsel of the company, to assess the nature and extent of any concern and how it can be resolved. Frequently, any risk to the company’s interest is sufficiently remote that you need only be reminded to guard against inadvertently disclosing the company’s confidential information. However, in some instances, a change in the job responsibilities of one of the people involved may be necessary.

11.	Transactions With Affiliated Companies

11.1.	When dealing with companies affiliated with Peak, either through common ownership or through subsidiary relationships, we must avoid even the appearance of impropriety.

12.	Transactions with Interested Parties

12.1.	Any director, officer, or other employee with an interest in any company transaction shall fully disclose that interest before the company undertakes the transaction. Should a director, officer or employee discover their interest in a company transaction after it begins, the director, officer or employee shall disclose their interest immediately in writing to the Board of Directors.

12.2.	A director, officer, or employee is “interested” in a transaction when he/she:

12.2.1.	is a director, officer, or employee of an entity that transacts business or proposes to transact business with the company;

is closely related to any director, officer, or employee of a company that transacts business or proposes to transact business with the company; or

12.2.2.	has an ownership interest in any entity transacting business with the company.

12.3.	The Audit Committee of the Board of Directors shall review these transactions. In order for the company to undertake the transaction, the Audit Committee must approve it.

13.	Monitoring of Sales to Affiliates

13.1.	In addition to its standard comprehensive accounting procedures, the company shall monitor sales to affiliates. The CFO shall monitor sales to affiliates and report such sales to the CEO and to the Board of Directors at each board meeting.

14.	Insider Trading

14.1.	General Rules

14.2.	Under United States Securities Laws and Company Policy you may not:

14.2.1.	Buy or sell Peak’s securities (or in some cases the securities of other companies) while in possession of material non-public information (“inside information”).

Employment Agreement – Jerry Ang Herrera

September 20, 2007

14.2.2.	Disclose inside information to outsiders, including family members, who then trade in the Peak’s securities or the securities of another company on the basis of that information. This is called “tipping” and can lead to civil and criminal liability for both the “tipper” and “tippee;”

14.2.3.	Sell Peak’s securities without complying with all the requirements of Rule 144 of the 1933 Securities Act. Rule 144 is described in detail later in this section.
14.2.4.	Answer questions or provide company outsiders with information about the company and its affairs unless you are specifically authorized to do so.

15.	Who Is An “Insider” And What Is “Material Inside Information?”

15.1.	The term “insider” includes not only corporate directors, officers and employees, but also persons who learn of material non-public information through their job duties or special relationships with corporate insiders. For example, secretaries, mail room clerks and messengers can discover material non-public information while performing their duties. Anyone who discovers material non-public information in this way is an “insider” under federal securities laws.

16.	Materiality

16.1.	Under federal securities laws, inside information is “material” if a reasonable investor would consider it important in deciding whether to buy or sell securities.

16.2.	“Material” inside information includes:

16.2.1.	Company financial results, earnings, possible dividend increases or decreases, stock splits, stock dividends and other financial information;

16.2.2.	Anticipated public or private offerings of company securities;

16.2.3.	Company evaluation of an acquisition candidate, business unit divestiture, joint venture, tender offer or other restructuring activity;

16.2.4.	Mergers, acquisitions, divestitures, or other restructuring activity in progress or under discussion or negotiation;

16.2.5.	Any significant litigation, actual or threatened disputes or governmental investigations;

16.2.6.	Changes in management or control of the company.

16.3.	This list is not exhaustive. Depending on the circumstances, other types of information can be “material.”

16.4.	Until material non-public information does become public, any director, officer, or employee with knowledge of it may not trade in Peak’s securities. In addition, if directors, officers or employees obtain inside information concerning another company in the course of performing their duties, they may not trade in that company’s securities or tip others.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

17.	Window Period

17.1.	After material information is disclosed to the public, a director, officer, or employee must not trade in the Peak’s securities until the market has had sufficient time to consider the information. All directors and officers, and employees with inside information, must therefore refrain from trading in Peak’s securities for at least 3 business days after the disclosure of material information.

17.2.	Officers and directors of the company, and employees with inside information, may not purchase or sell Peak shares during the period beginning two weeks before the end of each fiscal quarter until 3 days after publication of the company’s disclosure of material information.

17.3.	All officers and directors and other insiders should obtain the approval of the company’s Chief Financial Officer, before undertaking any transaction in company securities.

18.	Rule 144: Resale Restrictions on Company Securities

18.1.	Under the Securities Act of 1933, an “affiliate” of the company who owns Peak’s securities must comply with Rule 144 of the Securities Act of 1933 in order to resell them. Unless directors and executive officers comply with Rule 144, they may not be able to sell Peak’s shares in the open market without registering the shares under the Securities Act of 1933. Rule 144 applies to common and preferred stock, bonds, debentures and any other form of security, even those that were once registered under the Securities Act of 1933 but are not registered at the time of proposed resale.

18.2.	The following provisions of Rule 144 apply to resale of Peak’s securities by affiliates:

18.2.1.	Current public information

18.2.2.	Investors must have access to sufficient current information about the company. The company meets this requirement only if it has filed all reports required by the 1934 Securities Exchange Act during the 12 months prior to the proposed resale.

18.2.3.	Manner of sale

18.2.3.1.	The director or officer or employee must sell the company’s shares: in an open market transaction;

18.2.3.2.	through a broker;

18.2.3.3.	at the prevailing market price for no more than the usual and customary brokerage commission. The broker may not solicit nor arrange for the solicitation of customers to purchase the shares.

18.3.	Number of shares which may be sold in any three month period

18.3.1.	A director, officer or employee may sell no more than the greater of:

18.3.2.	one percent of the outstanding shares of the company; or

18.3.3.	the average weekly reported trading volume in the four calendar weeks preceding the transactions.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

19.	Notice of proposed sale

19.1.	If a director, officer or affiliate proposes to sell more than 500 shares or $10,000 worth of shares during any three-month period, then the officer, director or affiliate must file a notice of sale with the SEC on Form 144 prior to, or concurrently with, placing the order to sell shares.

20.	Holding Periods

20.1.	Anyone acquiring company securities directly or indirectly from the company in a transaction that was not registered with the SEC under the 1933 Act must hold these securities for at least one year before reselling them. There is no statutory minimum holding period for securities previously registered under the 1933 Act.

20.2.	Penalties for Violating Securities Law and Company Policy.

20.3.	Securities law violations can carry severe and expensive civil penalties for both the company and any individual directors, officers and employees who willfully violate securities laws. Individuals may also be liable for criminal penalties up to a maximum of $1 million and ten years in prison. A director may be forced to resign. Officers and employees may be subject to disciplinary action, including termination.

21.	You Are Responsible for Knowing Your Obligations Under This Policy

All directors, officers and employees should review this material carefully and contact the company’s General Counsel prior to engaging in any transaction in Peak’s securities which might violate securities laws and/or this company policy. Contact the company’s General Counsel for guidance on the rules about responding to questions or requests for information from outsiders. Contact the company’s General Counsel regarding any SEC mandated reporting or form-filing requirements.

22.	Compliance

22.1.	In order to facilitate compliance with legal requirements, the company is adopting the following policy to govern transactions by directors, officers, and employees in Peak’s securities.

22.2.	Before trading in Peak’s securities, directors, officers and employees must obtain advance approval of the transaction from a “Compliance Officer,” who will initially be the Chief Financial Officer. To approve the transaction, the Compliance Officer must (a) determine that no circumstances exist which might subject the director, officer or employee to a charge of trading on the basis of material non-public information, (b) determine whether the securities may be properly transferred under the Securities Act of 1933, as amended, and (c) ensure that the records of the Compliance Officer with respect to the director, officer, or employee’s ownership of Peak’s securities are up to date.

23.	Disclosure Controls And Procedures

23.1.	Confidentiality of Company Information

23.2.	As a general matter, all information relating to the company’s business that has not been publicly disclosed is confidential, subject to the exceptions listed below.

23.3.	Directors, officers, and employees may disclose information about the company to company outsiders only if specifically authorized to do so in accordance with the procedures set forth in this Code. After the company authorizes or commences disclosure; Rule l0b-5 of the 1934 Securities Exchange Act governs statements by the company or its agents. Directors, officers and employees may not make any untrue statement of material fact. Rule l0b-5 also prohibits the omission of material facts during disclosure if such omission would make the disclosure misleading.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

23.4.	All employees must adhere to the following company procedures when responding to inquiries about the company:

23.5.	The company’s designated spokespersons are the Chief Executive Officer and the Chief Financial Officer;

23.6.	Any inquiries from outsiders regarding the company should be referred directly to the spokespersons identified above;

23.7.	When responding to inquiries concerning corporate activities, directors, officers and employees must not deny the existence of those activities. Such statements may subject the company to an affirmative disclosure obligation if the facts change. Instead, refer inquiries to the company spokespersons;

23.8.	You should direct any questions about this policy and these procedures to the company’s designated spokespersons.

24.	Sarbanes-Oxley Certifications

24.1.	The CEO and CFO, pursuant to §906 of the Act, must certify that to the best of their knowledge the periodic report containing financial statements filed by Peak with the SEC fully complies with the requirements of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the company.

24.2.	In addition, the CEO and CFO, pursuant to §302 of the Act, must each certify that:

24.2.1.	he has reviewed the report;

24.2.2.	based on his knowledge, the quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

24.2.3.	based on his knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in the report;

Employment Agreement – Jerry Ang Herrera

September 20, 2007

24.2.4.	that he is responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for Peak and the CEO and CFO have:

24.2.5.	he has designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to the CEO and CFO by others within those entities, particularly during the period in which this report is being prepared;

24.2.6.	he has evaluated the effectiveness of Peak’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the report (the “Evaluation Date”); and

24.2.7.	presented in the report his conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

24.2.8.	that he has disclosed, based on his most recent evaluation, to Peak’s auditors and to the audit committee:

24.2.9.	all significant deficiencies in the design or operation of internal controls which could adversely affect Peak’s ability to record, process, summarize and report financial data and has identified for Peak’s auditors any material weaknesses in internal controls; and

24.2.10.	any fraud, whether or not material, that involves management or other employees who have a significant role in Peak’s internal controls; and

24.2.11.	has indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

25.	Due Diligence Procedures

25.1.	In order to facilitate the certifications and disclosures described above, the company has established the following procedures to ensure that the CFO and CEO are knowledgeable regarding the financial and operational affairs of the company and with the content of periodic reports to be filed with any governmental agency:

25.1.1.	The vice president, manufacturing operations, shall maintain and or establish practices to assure the accurate and timely collection of information and report weekly in writing to the CEO, CFO and such other executive officers and employees as such vice president shall determine regarding the status of manufacturing operations, costs, quality, inventories, backlog, capital equipment, personnel, and other information relative to such vice president’s area of responsibility.

25.1.2.	The vice president, CFO shall maintain written policies and procedures relating to such officer’s area of responsibility, including procedures and controls to assure the accurate and timely collection of financial data and information from all operating entities of the company. In addition, the CFO shall provide written reports to the CEO and such other executive officers and employees as such vice president shall determine, not less frequently than monthly regarding the results of operations, cash flows and financial affairs of the company. The CFO shall report any material events to the CEO and such other executive officers of the company as shall be affected by such event as promptly as practicable.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

25.1.3.	The vice president, General Counsel, shall provide written reports to the CEO and CFO regarding the status of litigation not less frequently than quarterly and shall report all material events as promptly as practicable.

25.1.4.	The vice presidents, sales and marketing, shall report to the CEO not less frequently than monthly regarding trends, competition, and other matters related to sales and marketing of the company’s products.

25.2.	The CFO and CEO shall review the system of internal controls as of a date within 90 days prior to the issuance of any report to be filed with the Securities and Exchange Commission and include in each such report their conclusions about the effectiveness of their internal controls based on their evaluation as of that date.

25.3.	The CEO and CFO shall disclose to the company’s outside auditors and to the audit committee of the board of directors:

25.3.1.	all significant deficiencies in the design or operation of internal controls which could adversely affect the company’s ability to record, process, summarize, and report financial data and have identified for the company’s auditors any material weaknesses in internal controls;

25.3.2.	any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal controls; and

25.3.3.	whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

26.	Temporary Investment Of Corporate Funds And Diversification Of Risk

26.1.	Temporary Investment of Corporate Funds

26.2.	The company shall invest its excess cash not required for operations only with financial institutions having the highest credit rating available at such time, in Hong Kong, Singapore, or the United States. This provision shall not be applicable to cash required for operations in other jurisdictions. The company shall also limit its cash investment risk exposure by investing with several unrelated financial institutions. The company shall invest no more than $10 million with any one financial institution. Any deviation of this policy may only be made in unusual circumstances on a temporary basis with the approval of the CEO and CFO, provided that the Audit Committee is notified at the earliest possible time and in no event more then 15 days from the date of such deviation.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

26.3.	The CFO shall issue reports to the Audit Committee of the Board of Directors at the end of each quarter and from time to time upon request.

26.4.	We recognize the risks involved in limiting company investments to a small number of industries and investments. Therefore we will attempt to reduce investment risk through diversification of the company’s investment portfolio. We will maintain a diversified portfolio and will periodically review the portfolio to ensure that it is properly diversified to reduce risk.

27.	Credit And Collections Policies

27.1.	The company recognizes that the extension of trade credit and the terms on which it is extended can be sensitive matters of business judgment. From time to time management will review the company’s trade credit arrangements to determine whether the arrangements work to the benefit of the company.

27.2.	Any account receivable unpaid longer than 90 days from the end of the approved credit period shall be designated a “delinquent account.” The company will refer all delinquent accounts to its internal collections department for collection. While any customer’s account is delinquent, the company shall make new shipments to that company only on a prepaid, cash on delivery, or other suitable basis specifically approved by the CFO.

27.3.	Should the customer bring a delinquent account back to good standing, the company shall review the customer’s trade credit terms and take appropriate action.

27.4.	If any account remains unpaid 150 days from the end of the approved credit period, the company shall refer the account for collection and report such delinquency to the Audit Committee. In such event, the company shall establish a bad debt reserve in accordance with procedures to be established by the CFO. Except in unusual circumstances, the company shall make no further shipments to any such customer until that customer’s account is no longer delinquent. Any unusual circumstances shall be documented in writing and provided to the Audit Committee.

Employment Agreement – Jerry Ang Herrera

September 20, 2007

I acknowledge receipt of a copy of the Code of Ethics of Peak International and its subsidiaries and agree to abide by both the letter and spirit of its terms. I acknowledge receipt of the company’s instructions regarding the procedure for making anonymous complaints or reports set forth in Section 2, above.

DATE :

Employee’s Name :

ID / Passport Number:

Employee’s Signature: